SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2007

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	001-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12301 North Grant Street, Suite 230
Thornton, Colorado 80241
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Former Address: 11101 W. 120th Avenue, Suite 220, Broomfield, Colorado 80021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2007, Cardinal Communications, Inc. a Nevada Corporation (the “Company”); the Company’s wholly-owned subsidiary, Sovereign Partners, LLC, a Colorado limited liability company (“Sovereign”) and Sovereign’s majority owned subsidiary Millstone Development, LLC (collectively the “Borrower”) entered into three agreements: Debt Forgiveness Agreement, Promissory Note and Deed of Trust (collectively the “Agreements”) with Crestview Capital Master, LLC, a Delaware limited liability company and The Elevation Fund, LLC (collectively the “Lender”). These three agreements together cured the Company’s default on six (6) senior secured notes payable to the Lender and replaced the secured debt owed the Lender.

Debt Forgiveness Agreement

On September 4, 2007 the Borrower entered into a Debt Forgiveness Agreement with the Lender wherefore the Lender forgave four (4) notes payable totaling $4,250,000 of secured debt and released all collateral securing the four (4) notes.

Promissory Note

On September 4, 2007 the Borrower entered into a Promissory Note with the Lender made in the principal amount of $1,250,000 and bearing annual interest of ten percent (10%) (the “Promissory Note”). In addition to any accrued interest, an amount of $93,750 is owed by the Borrower to the Lender in consideration of the Lender replacing two (2) notes payable totaling $1,250,000 and all collateral securing the two (2) notes with the Promissory Note. The full amount of principal and interest due under the Promissory Note is payable on the earlier of the sale, or any part thereof, of the property described in the Deed of Trust below or September 4, 2008.

Deed of Trust

On September 4, 2007 the Borrower entered into a Deed of Trust in favor of the Lender securing the payment by the Borrower of the Promissory Note. The Deed of Trust allows the Jefferson County, Colorado Public Trustee the Power of Sale, rights of entry and possession of all of the Borrower’s present and future estate, right, title and interest in Lot 5, Clear Creek Square, Filing No. 3, County of Jefferson, State of Colorado.

This Current Report on Form 8-K, including the foregoing descriptions of the terms and conditions of the (a) Debt Forgiveness Agreement, (b) Promissory Note and (c) Deed of Trust is qualified in its entirety by reference to the (i) Debt Forgiveness Agreement, (ii) Promissory Note and (iii) Deed of Trust, which are furnished as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of the execution of the Agreements, six (6) senior secured notes payable to the Lender were terminated.

See also Item 1.01 of this report. The information in Item 1.01 of this report is incorporated in this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation.

Effective as of the execution of the Agreements, The Promissory Note was made in the principal amount of $1,250,000 and bearing annual interest of ten percent (10%). In addition to any accrued interest, an amount of $93,750 is owed by the Borrower to the Lender in consideration of the Lender replacing two (2) notes payable totaling $1,250,000 and all collateral securing the two (2) notes with the Promissory Note. The full amount of principal and interest due under the Promissory Note is payable on the earlier of the sale, or any part thereof, of the property described in the Deed of Trust or September 4, 2008.

See also Item 1.01 of this report. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Debt Forgiveness Agreement with Crestview Capital Master, LLC, and The Elevation Fund, LLC

10.2	Promissory Note with Crestview Capital Master, LLC, and The Elevation Fund, LLC

10.3	Deed of Trust with Crestview Capital Master, LLC, and The Elevation Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau
President and Chief Executive Officer

Date: September 18, 2007